UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement

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☐ Definitive Proxy Statement

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The Cheesecake Factory Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts! THE CHEESECAKE FACTORY INCORPORATED 2022 Annual Meeting Vote by May 18, 2022 11 :59 PM ET You invested in THE CHEESECAKE FACTORY INCORPORATED and it's time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 19, 2022. Get informed before you vote View the Notice & Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 05, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Smartphone users Point your camera here and vote without entering a ~I number May 19, 2022 10:00 AM PDT Meeting live via the Internet - please visit www.virtualshareholdermeeting.com/CAKE2022 *If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.ProxyVote.com or request a paper copy of the materials, which will contain the appropriate instructions. Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. THE CHEESECAKE FACTORY INCORPORATED 2022 Annual Meeting Vote by May 18, 2022 11:59PMET Voting Items 1 . Election of Directors Nominees: 1A David Overton 1B Edie A. Ames 1C Alexander L. Cappello 1D Khanh Collins 1 E Paul D. Ginsberg 1 F Jerome I. Kransdorf 1G Janice L. Meyer 1H Laurence B. Mindel 11 David B. Pittaway 1 J Herbert Simon 2. To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2022, ending January 3, 2023. 3. To approve the amendment to the Stock Incentive Plan to, among other things, increase the maximum number of shares of common stock available for grant by 2,350,000 shares, from 4,800,000 shares to 7,150,000 shares. 4. To approve, on a non-binding, advisory basis, the compensation of the Company's Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission. 5 To vote on a shareholder proposal requesting that the Company disclose a net zero climate transition plan, if properly presented. Board Recommends 0 For 0 For 0 For 0 For 0 For 0 For 0 For 0 For 0 For 0 For 0 For 0 For 0 For 0 Against NOTE: In addition, to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.